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                                                                     EXHIBIT 4.1

                          First Amended and Restated
                        Total Renal Care Holdings, Inc.
                         1999 Equity Compensation Plan

     1.   Purpose.  The purpose of the Total Renal Care Holdings, Inc. 1999
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Equity Compensation Plan ("Plan") is to promote the interests of Total Renal
Care Holdings, Inc. ("Company") and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward employees, directors, and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between Participants and the Company's stockholders by providing Participants with a proprietary interest in pursuing the Company's long-term growth and financial success.

     2.   Definitions.  For purposes of this Plan, the following terms shall
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have the meanings set forth below.

          (a) "Board" means the Board of Directors of Total Renal Care Holdings, Inc.

          (b) "Code" means the Internal Revenue Code of 1986, and the applicable regulations thereunder. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

          (c) "Committee" means the committee appointed by the Board, if any, to administer this Plan as permitted by Section 5 below or, if no such committee is appointed, the Board.

          (d) "Common Stock" means the common stock of Total Renal Care Holdings, Inc. or any security issued in substitution, exchange, or in lieu thereof.

          (e) "Company" means Total Renal Care Holdings, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include the Subsidiaries of Total Renal Care Holdings, Inc.

          (f)  "Exchange Act" means the Securities Exchange Act of 1934.

          (g) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option under Code Section 422.

          (h) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

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          (i)  "Option" means an Incentive Stock Option or a Non-Qualified Stock
     Option.

          (j)  "Participant" means a person who has been granted an Option.

          (k) "Plan" means this Total Renal Care Holdings, Inc. 1999 Equity Compensation Plan.

          (l) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

          (m) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

     3.   Eligibility.  All employees, directors, and other persons providing
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bona fide services (other than persons only providing services in connection with the offering or sale of securities in a capital raising transaction) to the Company or any Subsidiary are eligible to receive Options under this Plan. However, Incentive Stock Options may only be granted to employees of the Company or of a Subsidiary.

     4.   Substitute Options.  In the event that the Company acquires another
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entity, the Committee may authorize the issuance of Options ("Substitute
Options") to employees, directors and other persons in substitution of stock options previously granted to them upon such terms and conditions as the Committee shall determine, taking into account the limitations of Code Section 424(a) in the case of any Substitute Option that is intended to be an Incentive Stock Option.

     5.   Administration.
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          (a)  This Plan shall be administered by the Board or by a committee consisting of two or more members of the Board appointed by the Board to administer this Plan. To the extent possible and advisable, the Committee shall be composed of individuals who satisfy the requirements of Rule 16b-3 under the Exchange Act and of Code Section 162(m).

          (b) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties. Subject to the limitations set forth below, the Committee is expressly authorized to make such modifications to this Plan and the Options granted hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax,

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     accounting, or securities laws treatment of Participants and the Plan. The
     Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe.

          (c) If the Company enters into a transaction that is intended to qualify for the pooling of interests method of accounting, but it is determined that one or more Options (or an aspect of an Option) could preclude such treatment, then the Committee may modify (to the minimum extent required) or revoke (if necessary) the Option or Options (or any provision or provisions thereof) to the extent necessary for the transaction to be subject to pooling of interests method of accounting.

     6.   Effective Date of this Plan.  This Plan shall be effective on
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December 17, 1999, provided it is approved by the holders of a majority of the
Company's common stock, at the Company's 1999 Annual Meeting. If the Plan is not approved by the stockholders at that meeting, the Plan and all Options issued under the Plan will terminate. The approval by the stockholders must relate to:

          (a) The class of individuals who are entitled to receive Incentive Stock Options; and

          (b) The maximum number of shares of Common Stock that may be issued under the Plan, except as adjusted pursuant to Section 12 of this Plan.

If either of those items is changed, the approval of the stockholders must again be obtained.

      7.  Termination of Plan.  This Plan shall terminate on December 16, 2009,
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except with respect to Options then outstanding. However, the Board may elect to terminate the Plan on a prior date. The termination of this Plan shall not adversely affect the rights of any Participant with respect to any Option outstanding as of the time of such termination.

     8.   Shares Subject to this Plan.
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          (a)  The maximum number of shares of Common Stock which may be issued pursuant to this Plan shall be three million (3,000,000). Upon the expiration or termination of any Option granted under this Plan which shall not have been exercised in full, the shares of Common Stock remaining unissued under such Option shall again become available for granting under the Plan.

          (b) The maximum number of shares of Common Stock which may be issuable pursuant to Options granted during any calendar year to any Participant is five hundred thousand (500,000) shares. For purposes of determining the maximum number of shares that may be issued to a single Participant, shares subject to a terminated Option shall be considered outstanding.

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          (c)  In the event a Participant pays part or all of the exercise price of an Option by surrendering shares of Common Stock that the Participant previously acquired, only the number of shares issuable to the Participant in excess of those surrendered shall be taken into account for purposes of determining the maximum number of shares that may be issued under the Plan, both as to that Participant and in the aggregate (to all Participants).

     9.   Form of Options.
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          (a)  Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan, but which need not be the same for each such grant. Options may be either Nonqualified Stock Options or Incentive Stock Options.

          (b) The terms and conditions of each Option shall include, in addition to such other terms and conditions as may be established by the Committee, (i) the per share exercise price of such Option (ii) the termination date of such Option, which shall not be later than seven (7) years after the date of grant, and (iii) the effect on such Option of the termination of the Participant's employment.

          (c) Any Option which is intended, as evidenced by its designation, as an Incentive Stock Option shall be made subject to such terms and conditions as may be required for such Option to qualify as an Incentive Stock Option. Incentive Stock Options granted under this Plan shall also include a requirement that the Participant receiving such Incentive Stock Option must notify the Company if he or she disposes of Common Stock acquired pursuant to the exercise thereof prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code.

          (d) Any Option which is intended, as evidenced by its designation, as a Non-Qualified Stock Option shall have an exercise price that is not less than the fair market value of the Common Stock on the date of grant of such Option.

          (e) If an Option is intended to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), the option price must be at least equal to the Fair Market Value of the Common Stock on the date of the grant and the grant must be made by a committee composed exclusively of two (2) or more "outside directors" as that term is defined under Code Section 162(m).

     10.  Modification of Options.
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          (a)  The Committee may modify any outstanding Option as it deems appropriate. Such authority shall include, without limitation, the right to accelerate the right to exercise any Option, extend or renew any Option, as well as to modify any

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     restrictions with respect to any Option.  However, in no event will the exercise price of any outstanding Option be reduced or repriced (as determined under applicable accounting standards), including any repricing effected by issuing replacement stock options for outstanding stock options that have an exercise price greater than the fair market value of the Common Stock, without first obtaining stockholder approval.

          (b) No modification may be made to any Option that would adversely affect the rights of the Participant with respect to any outstanding Option without such Participant's consent.

          (c) In the event that the Board amends the terms of an Option so that it no longer qualifies as an Incentive Stock Option, the limitations imposed upon the Option under the Code and the Plan by virtue of it (formerly) qualifying as an Incentive Stock Option shall no longer apply, to the extent specified in the amendment.

          (d) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option previously granted will be treated as a new grant for purposes of Section 16 of the Exchange Act will be determined in accordance with Rule 16b-3 under the Exchange Act.

     11.  Transfer Restrictions.  Options granted to such Participant under this
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Plan are exercisable only by the Participant and are not assignable or transferable, except by will or the laws of descent and distribution.

     12.  Adjustments.  In the event of any stock split, reverse stock split,
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stock dividend, recapitalization, combination, reclassification, reorganization, merger, combination, consolidation, exchange of Common Stock or spinoff or other distribution of Company assets to stockholders (other than normal cash dividends), the Committee may, in such manner and to such extent, if any, as it deems appropriate and equitable, authorize such adjustments with respect to (a) the aggregate number and kind of shares for which Options may be granted under this Plan, (b) the number and kind of shares covered by outstanding Options, and
(c) the per share exercise price of outstanding Options.

     13.  Change in Control.  In connection with any merger or consolidation of
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the Company with or into another entity in which the Company is not the surviving corporation or as a result of which the Common Stock ceases or will cease to be publicly traded, the Committee may, but shall not be required to, authorize the termination of all outstanding Options upon the consummation of such merger or consolidation. However, as a condition to such termination, all restrictions on the exercisability of such Options (i.e., vesting provisions) shall be eliminated and the holders thereof shall be given at least twenty (20) days prior to such termination to exercise their Options without regard to any such restrictions.

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     14.  Amendment of this Plan.  The Board may amend this Plan at any time.
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However, no such amendment may adversely affect the rights of any Participant with respect to any outstanding Option without the Participant's consent.

     15.  Tax Withholding.  The Company shall have the right to take such
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actions as may be necessary to satisfy its tax withholding obligations arising because of the operation of this Plan.

     16.  No Additional Rights.
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          (a)  Neither the adoption of this Plan nor the granting of any Option shall (i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law,
     (ii) confer upon any Participant the right to continue performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, subject to such other contractual obligations which may exist.

          (b) No Participant shall have any rights as a stockholder with respect to any shares covered by an Option granted to the Participant until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

     17.  Securities Law Restrictions.
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          (a)  No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws, as well as the requirements of any stock exchange or quotation system upon which the Common Stock is listed or quoted.

          (b) The Committee may require certain investment or other representations and undertakings by the person exercising an Option in order to comply with applicable law.

          (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

     18.  Indemnification.
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          (a)  To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under this Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties

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     under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

          (b) The Company will have the right to select counsel and to control the prosecution or defense of the suit.

          (c) In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company in writing that he or she cannot represent all such persons under applicable rules of professional responsibility.

          (d) The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

     19.  Governing Law.  This Plan and all actions taken thereunder shall be
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governed by and construed in accordance with the laws of the State of Delaware.

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